Exhibit 16

Arthur Andersen LLP
Suite 1600
701 B Street
San Diego, CA  92101-8195
Tel 619 699 6600
Fax 619 699 8990
www.andersen.com

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Attention:          SECPS/Mail Stop 11-3

April 15, 2002

Ladies and Gentlemen:

            RE:  Titan Corporation

We have read Item 4 included in the Form 8-K dated April 15, 2002 of The Titan Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ ARTHUR ANDERSEN LLP

Copy to:  Mr. Mark Sopp, CFO